Exhibit 10.1

TMC the metals company Inc.

Common Shares
(without par value)

AT-THE-MARKET EQUITY DISTRIBUTION AGREEMENT

December 22, 2022

STIFEL, NICOLAUS & COMPANY, INCORPORATED
One South Street, 15th Floor
Baltimore, Maryland 21202

Wedbush Securities Inc.
600 Montgomery Street
29th Floor
San Francisco, California 94111

Ladies and Gentlemen:

TMC the metals company Inc., a company existing under the laws of the Province of British Columbia (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) or Wedbush Securities Inc. (“Wedbush,” and together with Stifel Nicolaus, the “Agents”), in each case, as sales agent and/or principal, shares (the “Shares”) of the Company’s common shares, without par value (the “Common Shares”), having an aggregate offering price of up to US$30,000,000 on the terms set forth in Section 2 of this At-The-Market Equity Distribution Agreement (the “Agreement”). The Company agrees that whenever it determines to sell Shares directly to an Agent as principal, it will enter into a separate agreement with such Agent (each, a “Terms Agreement”) in substantially the form of Annex 1 hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain initially capitalized terms used herein are defined in Section 19 of this Agreement.

Section 1. Representations and Warranties. The Company represents and warrants to the Agents that, as of the Commencement Time and on each Representation Date (as defined in Section 3(k) below), each Applicable Time (as defined in Section 19 below), and each Settlement Date (as defined in Section 2(a) below):

(a)            Compliance with Registration Requirements. The Company has prepared and filed with the Commission a registration statement on Form S-3 (File No. 333-267479), including a related Base Prospectus, under the 1933 Act, in respect of the Common Shares (including the Shares) (collectively, the “Securities”), and any pre-effective amendment thereto. Such Registration Statement has become effective. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Commencement Time. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. The Company has prepared and filed with the Commission the Prospectus Supplement to the Base Prospectus specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; any reference herein to any amendment or supplement to the Base Prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commissions pursuant to rule 424(b) under the 1933 Act and any documents filed under the 1934 Act and incorporated therein, in each case after the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. To the extent that the Company elects to file a successor registration statement with respect to the Shares, after the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

At the Commencement Time, on each Effective Date, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the 1933 Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Commencement Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the 1933 Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (or any supplement thereto) complied and will comply in all material respects with the applicable requirements of the 1933 Act and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Agents specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

At the Commencement Time, at each Applicable Time and at each Settlement Date, the General Disclosure Package will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by the Agents specifically for use therein.

(b)            Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the 1934 Act and, when read together with the other information in the Registration Statement and the Prospectus at the Commencement Time and at the time the Prospectus was issued, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)            Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company within the meaning thereof under the 1933 Act.

(d)            Financial Statements. The consolidated historical financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply in all material respects as to form with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein); provided that unaudited interim financial statements are subject to normal year-end audit adjustments and do not contain all footnotes required by GAAP. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus, other than such liabilities and obligations that where incurred in the ordinary course of business.

(e)            No Material Adverse Change in Business. Since the respective dates as of which information is included or incorporated in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. Except as may be described in the Registration Statement, the General Disclosure Package or the Prospectus, neither the Company nor any of its subsidiaries has sustained, since the date of the latest financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, nor from any labor dispute or court or governmental action, order or decree.

(f)             Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated as a corporation or formed as a limited liability company, as the case may be, is validly existing in good standing under the laws of the jurisdiction in which it is incorporated or formed, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect, or materially adversely affect the ability of the Company and any of its subsidiaries to perform its obligations under the this Agreement or any Terms Agreement. All of the Company’s subsidiaries as of the date of this Agreement are set forth in Exhibit 21.1 of the Company’s most recently filed Annual Report on Form 10-K.

(g)            Capitalization. The issued and outstanding Common Shares have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding Common Shares were issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as may be described in the Registration Statement, the General Disclosure Package or the Prospectus, the Common Shares have been registered pursuant to Section 12(b) of the 1934 Act and is listed on the Nasdaq Global Select Market (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration or listing of the Common Shares from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing.

(h)            Capitalization of Subsidiaries. All of the outstanding membership interests of each subsidiary that is a limited liability company, and all of the outstanding shares of capital stock of each subsidiary that is a corporation, have been duly and validly authorized and issued and are fully paid and nonassessable, except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)             Authorization of Agreements. This Agreement has been, and any Terms Agreement will be, duly authorized, executed, and delivered by the Company.

(j)             Authorization and Description of Securities. The Shares have been or will be duly authorized and reserved for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement or any Terms Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The terms of the Common Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the articles of the Company. No holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

(k)            Absence of Defaults and Conflicts. Neither the Company nor any subsidiary is (i)(1) in violation or default of any provision of its charter, articles or bylaws, as applicable, or (2) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which it is a party or bound or to which its property is subject (collectively, “Agreements and Instruments”), or (ii)(1) the execution, delivery and performance of this Agreement or of any Term Agreement and the consummation of the transactions contemplated herein or in any Terms Agreement and in the Registration Statement (including the issuance and sale of the Shares and the use of proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, (2) nor will such action result in any violation of the provisions of the articles or bylaws of the Company or such similar governing instruments of any subsidiary, (3) nor will such action result in the violation of any applicable statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, with respect to clauses (i)(2), (ii)(1) or (ii)(3), where such violation or default would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)             Absence of Labor Dispute. No labor disturbance, problem or dispute with the employees of the Company or any of its subsidiaries which might be expected to have a Material Adverse Effect exists or, to the Company’s knowledge, is threatened or imminent.

(m)           Absence of Proceedings. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened in writing that would reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

(n)            Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(o)            Possession of Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their business and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, where if determined adversely to the Company or its subsidiaries would have a Material Adverse Effect.

(p)            Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been made or obtained under the 1933 Act and such as may be required under the 1934 Act, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Agents in the manner contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus.

(q)            Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(r)             Possession of Licenses and Permits. The Company and its subsidiaries possess or own all licenses, certificates, permits and other authorizations (collectively, “Permits”) issued by, and have made all declarations and filings with, the applicable federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected, singly or in the aggregate to have a Material Adverse Effect; the Company and its subsidiaries are not in violation of, or in default under, any such Permit, except where such violation or default would not reasonably be expected to have a Material Adverse Effect; and the Company and its subsidiaries have not received written notice of any revocation or modification of any such Permit and do not have any reason to believe that any such Permit will not be renewed in the ordinary course, in each case which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(s)            Title to Property. (1)  The Company and each of its subsidiaries have (i) generally satisfactory title to all their respective interests in their properties owned or leased by them, title investigations having been carried out by the Company and its subsidiaries in accordance with the industry practice in the areas in which the Company and its subsidiaries operate, (ii) good and marketable title in fee simple to all real property owned by them to the extent necessary to carry on their business and (iii) good and marketable title to all personal property owned by them to the extent necessary to carry on their business, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind (collectively, “Liens”) except Liens permitted under, or contemplated by, any indenture, credit agreement, intercreditor agreement security agreement, mortgage, deed of trust to which the Company or any of its subsidiaries is a party related to outstanding secured indebtedness or available revolving credit facility (including without limitation any Liens granted or permitted under such facility for the benefit of any derivatives counterparties under the agreements entered into with respect to such indebtedness or credit facility), of the Company or any of its subsidiaries, which indebtedness or credit facility is described in the Registration Statement, the General Disclosure Package or the Prospectus; and, to the extent material to the business and operations of the Company and its subsidiaries, taken as a whole, all assets held under lease by the Company and its subsidiaries, are held by them under valid, subsisting and enforceable leases, with such exceptions that do not interfere with the use made of such properties and proposed to be made of such property and buildings by the Company or any of its subsidiaries.

(2)            All material property, options, leases, concessions, claims or other interests in mineral properties and rights for exploration and exploitation, extraction and other mineral property rights in which the Company or any of its subsidiaries holds an interest or right (collectively, the “Mineral Rights”) are completely and accurately described in the Technical Reports as required by applicable law. The Company and its subsidiaries are the legal and/or beneficial owners or holders of such Mineral Rights as described in the Registration Statement, the General Disclosure Package or the Prospectus. The Mineral Rights are in good standing and are valid and enforceable and free and clear of any Liens, other than so as to not materially interfere with the current use made by the Company or any of its subsidiaries of such Mineral Rights, and no royalty is payable in respect of any of them, in each case, other than as described in the Registration Statement, General Disclosure Package or the Prospectus.

(t)            [Reserved].

(u)           [Reserved].

(v)            Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, General Disclosure Package or the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(w)           Environmental Laws. The Company and its subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to protection of workplace health and safety, the environment, hazardous or toxic substances, or wastes, pollutants or environmental contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Except as would not have a Material Adverse Effect, neither the Company nor its subsidiaries have been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes, hazardous substances or petroleum or fractions thereof by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable Environmental Law or which would require remedial action under any applicable Environmental Law, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; and there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes, hazardous substances or petroleum or fractions thereof due to or caused by the Company or any of its subsidiaries or any person acting on their behalf, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in applicable Environmental Laws

(x)             Registration Rights. Except as described in, or filed as an exhibit to, the Registration Statement, the General Disclosure Package or the Prospectus (or any document incorporated by reference therein), there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(y)            Related Party Transactions. No transaction has occurred between or among the Company, any of its subsidiaries and their affiliates, officers or directors or any affiliate or affiliates of any such officer or director that is required to have been described under applicable securities laws in the Company’s filings under the 1934 Act and is not so described.

(z)             Accounting Controls and Disclosure Controls. (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act); (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that the Company will file or submit under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and are designed to ensure that information required to be disclosed by the Company in the reports that it will file or submit under the 1934 Act is accumulated and communicated to the Company’s management, including the Company’s principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and (iii) except as described in the Registration Statement, the General Disclosure Package or the Prospectus, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, the Company and its subsidiaries’ internal controls over financial reporting are effective at a reasonable assurances level and the Company and its subsidiaries are not aware of any material weakness or significant deficiencies in their internal controls over financial reporting.

The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(aa)          S-3 Eligibility. (i) At the time of filing the Registration Statement and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13(a) or 15(d) of the 1934 Act or form of prospectus), the Company met the then applicable requirements for use of Form S-3 under the 1933 Act (including General Instruction I.B.1 thereto).

(bb)          No Commissions. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement or any Terms Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(cc)           Deemed Representation. Any certificate signed by any officer of the Company delivered to the Agents pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby as of the date or dates indicated in such certificate.

(dd)          Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ee)           Payment of Taxes. The Company and its subsidiaries have filed all federal, state and local income and franchise Tax returns required to be filed through the date hereof and have paid all Taxes due thereon, and no Tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of the Guarantors have any knowledge of any Tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including, without limitation, any interest, additions to tax, or penalties applicable thereto.

(ff)            Accurate Books and Records. The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(gg)          ERISA Compliance. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in Section 4043 of ERISA) has occurred with respect to any “pension plan” (as defined in Section 3 of ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 4975 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified (except as would not result in any material liability of the Company or its subsidiaries) and nothing has occurred, to the Company’s knowledge, whether by action or by failure to act, which would cause the loss of such qualification.

(hh)         Insurance. The Company and its subsidiaries carry, or are covered by, insurance by reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of the business operated by them and the value of their properties and as is customary for companies in the same industry in which the Company and its subsidiaries operate. Neither the Company nor any subsidiary has received written notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at the Commencement Time, at each Applicable Time and at each Settlement Date.

(ii)            Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, where required, the Company has obtained the written consent to the use of such data from such sources.

(jj)            Cybersecurity. Except in each case as would not reasonably be expected to have a Material Adverse Effect, (i)(A) there has been no security breach or incident, unauthorized access or disclosure or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (B) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practice, or as required by applicable regulatory standards.

(kk)          Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or government-controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, the Foreign Corrupt Practices Act (Canada) or Corruption of Foreign Public Officials Act (Canada), or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll)            Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened in writing.

(mm)        Sanctions. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or representative of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by His Majesty’s Treasury of the United Kingdom), under the Special Economic Measures Act (Canada) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory, including, without limitation, Cuba, Iran, North Korea, Syria, Belarus, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine and other Covered Region (as defined in the Executive Order 14065) of Ukraine identified pursuant to the Executive Order 14065 (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(nn)         No Distribution from British Columbia. All of the trading in the Company’s securities occurs on the Nasdaq. The Company does not have any significant assets located in British Columbia or derive any revenues from operations in British Columbia.

(oo)         Regulatory Compliance.

(1)  Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has held any material Regulatory Permits and no such Regulatory Permits are or have been necessary for the Company or any of its subsidiaries to conduct their respective businesses. Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, no governmental agency (including the ISA or sponsoring state) has stated or otherwise indicated that a material Regulatory Permit is required for the Company or any of its subsidiaries to conduct their respective businesses.

(2)  There are no actions, suits or proceedings or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries related to compliance with UNCLOS Laws and Regulations, including by a governmental agency (including the ISA or sponsoring state). The Company and its subsidiaries are in material compliance with UNCLOS Laws and Regulations. Each of the Company and its subsidiaries currently have the use and benefit of all contracts executed in connection with their obligations under the UNCLOS Laws and Regulations.

As used in this Section 1(oo), the following terms have the defined meanings:

“ISA” means the International Seabed Authority.

“Regulatory Permits” means all Permits granted by ISA or sponsoring state to the Company or any of its subsidiaries.

“UNCLOS Laws and Regulations” means the United Nations Convention for the Law of the Sea (“UNCLOS”) and all related laws, conventions, international agreements, and implementing agreements, including (a) the Agreement relating to the Implementation of Part XI of UNCLOS, (b) the laws administered by the ISA, and (c) any applicable customary international law.

(pp)         Technical Reports. Each of the Technical Reports has been prepared in accordance with the applicable requirements of Regulation S-K, including the industry guidelines in Subpart 1300 thereof.

Section 2. Sale and Delivery of Shares.

(a)            Subject to the terms and conditions set forth herein, the Company agrees to issue and sell exclusively through an Agent (the “Designated Agent”) acting as sales agent or directly to an Agent acting as principal from time to time, and the Designated Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares. Sales of the Shares, if any, through a Designated Agent acting as sales agent or directly to an Agent acting as principal may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the 1933 Act, including sales made directly on the Nasdaq, or sales made to or through a market maker other than on an exchange or through an electronic communications network.

(b)            The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Designated Agent on any day that (A) is a trading day for the Nasdaq (other than a day on which the Nasdaq is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”), (B) that the Company has satisfied its obligations under Section 6 of this Agreement and (C) that the Company has instructed an Agent to make such sales. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or securityholders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which such the Designated Agent is acting for the Company in a capacity other than as the Designated Agent under this Agreement. On any Trading Day, the Company, through its Chief Executive Officer or Chief Financial Officer (each, an “Authorized Representative”), may instruct the Designated Agent by telephone (confirmed promptly by email by any of the Authorized Representatives and shall be addressed to each of the individuals from the Designated Agent set forth on Schedule 1 which confirmation will be promptly acknowledged by the Designated Agent) as to the maximum number of Shares to be sold by the Designated Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Designated Agent shall use its commercially reasonable efforts to sell as sales agent all of the Shares so designated by the Company. The Company and the Designated Agent each acknowledge and agree that (A) there can be no assurance that the Designated Agent will be successful in selling the Shares, (B) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (C) the Designated Agent shall be under no obligation to purchase Shares on a principal basis except as otherwise specifically agreed by either Agent and the Company pursuant to a Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)            Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Designated Agent as sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares pursuant to this Agreement (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the number or maximum aggregate dollar value of Shares, in each case, authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, or any individual to whom such authority has been duly and properly delegated by the Company’s board of directors or a duly authorized committee thereof, and notified to the Designated Agent in writing. The Agents shall not make any sales or offers to sell Shares before the Commencement Time. In addition, the Company may, upon notice to the Designated Agent, suspend the offering of the Shares, or the Agents may, upon notice to the Company, suspend the offering of the Shares with respect to which the Designated Agent is acting as sales agent, for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Any notice given pursuant to the preceding sentence, and the Company’s notice of the Commencement Time, may be given by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged).

(d)            The gross sales price of any Shares sold pursuant to this Agreement by the Designated Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale for the Common Shares sold by the Designated Agent on the Nasdaq or otherwise, at prices relating to prevailing market prices or at negotiated prices. The compensation payable to the Designated Agent for sales of Shares with respect to which the Designated Agent acts as sales agent shall be equal to up to 3.0% of the gross sales price of the Shares for amounts of Shares sold pursuant to this Section 2(d). The Company may sell Shares to an Agent, acting as principal, at a price agreed upon with such Agent at the relevant Applicable Time and pursuant to a separate Terms Agreement, in which case, for the avoidance of doubt, the foregoing rate shall not apply. The remaining proceeds after the foregoing compensation payable to the Agents and after further deduction for any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). Such Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required. The Agents shall provide statements to the Company from time to time reflecting the gross sales price of Shares, Agent compensation and any Transaction Fees.

(e)            If acting as a sales agent hereunder, the Designated Agent shall provide written confirmation to the Company following the close of trading on the Nasdaq, each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the Net Proceeds to the Company and the compensation payable by the Company to such Designated Agent with respect to such sales.

(f)             Under no circumstances shall the aggregate offering price or number, as the case may be, of Shares sold pursuant to this Agreement and any Terms Agreement exceed the aggregate offering price or number, as the case may be, of Common Shares (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Designated Agent in writing. In addition, under no circumstances shall any Shares with respect to which the Designated Agent acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Designated Agent in writing.

(g)            Settlement for sales of Shares pursuant to this Section 2(g) will occur on the second Business Day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Designated Agent (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Designated Agent for settlement on such date shall be delivered by the Company to the Designated Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to the Designated Agent’s account at The Depository Trust Company against payments by the Designated Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Designated Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Designated Agent any commission to which it would otherwise be entitled absent such default.

(h)            The Agents hereby covenant and agree not to make any sales of the Shares on behalf of the Company, pursuant to this Section 2, other than as shall be permitted by law and agreed upon by the Company and the Agents.

(i)             At each Applicable Time, Settlement Date and Representation Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Designated Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(j)             Notwithstanding any other provision of this Agreement, the Company and the Agents agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Agents shall not be obligated to sell, during any period in which the Company is in possession of material non-public information. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares pursuant to this Agreement shall only be effected by or through an Agent, and only a single Agent, on any single given date, and in no event shall the Company request that more than one Agent sell securities on the same day.

(k)            The Agents acknowledge that the Company is not a reporting issuer in any Province or Territory of Canada and the Common Shares have not been registered or qualified by prospectus for distribution in any Province or Territory of Canada, and are not eligible for sale or resale in Canada. The Agents agree that it will not sell, offer to sell or solicit offers to purchase Common Shares in Canada, or to or from persons resident in any Province or Territory of Canada or to or from any person acquiring such Common Shares for the benefit of another person resident in any Province or Territory of Canada, including under a Terms Agreement. The Agents shall not sell, offer to sell or solicit offers to purchase Common Shares so as to require registration thereof or the filing of a prospectus or similar document with respect thereto under the laws of any jurisdiction other than the United States.

Section 3. Covenants. The Company agrees with the Agents:

(a)            During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares pursuant to this Agreement (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act), to make no further amendment or any supplement to the Registration Statement or the Prospectus (other than any amendment or supplement which does not relate to the sale of the Shares and not including any reports or documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the 1934 Act) unless the Company has furnished to the Agents a copy for their review a reasonable time period prior to filing and will not file any such proposed amendment or supplement to which the Agents reasonably object. At the Commencement Time, the Company will have filed the Prospectus, in a form approved by the Agents, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Commencement Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Agents, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Agents of such timely filing. The Company will promptly advise the Agents (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) is required under the 1933 Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)            Promptly from time to time to take such action as the Agents may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Agents may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or (ii) qualify the Shares in any jurisdiction other than the United States of America and any state therein; and to promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)             During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, the Company will make available to the Agents, as soon as practicable after the Commencement Time, and thereafter from time to time furnish to the Agents, electronic copies of the most recent Prospectus in such quantities and at such locations as the Agents may reasonably request for the purposes contemplated by the 1933 Act.

(d)            During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Agents and to file such document and to prepare and furnish without charge to the Agents as many written and electronic copies as the Agents may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(e)            To make generally available to its securityholders as soon as practicable an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(f)             To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner specified in the General Disclosure Package.

(g)            In connection with the offering and sale of the Shares, the Company will file with the Nasdaq all documents and notices, and make all certifications, required by the Nasdaq of companies that have securities that are listed or quoted on the Nasdaq and will maintain such listings or quotations.

(h)            To not take, directly or indirectly, and to cause its affiliates to refrain from taking, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(i)             At each Applicable Time, each Settlement Date and each Representation Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement or any Terms Agreement (except that such representations, warranties, covenants and other agreements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(j)             In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Shares were made by or through the Agents under this Agreement or any Terms Agreement, the Company shall set forth with regard to such quarter the number of Shares sold through the Agents under this Agreement or any Terms Agreement and the Net Proceeds received by the Company with respect to sales of Shares pursuant to this Agreement or any Terms Agreement.

(k)            Upon the Commencement Time (and upon any subsequent recommencement of the offering of the Shares under this Agreement following the termination or a suspension of sales hereunder) and each time after the Commencement Time that (i) the Shares are delivered to an Agent as principal pursuant to a Terms Agreement, (ii) the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of a prospectus supplement filed pursuant to Section 3(a) hereof, (3) any amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein (other than any current reports on Form 8-K that contain financial statements, supporting schedules or other financial data, including any current report on Form 8-K under Item 2.02 of such form that is considered “filed” instead of “furnished” under the 1934 Act) or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other Common Shares)), (iii) the Company shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, or (iv) otherwise as the Agents may reasonably request (such Commencement Time or recommencement date and each such date referred to in clauses (i), (ii), (iii), and (iv), excluding any date occurring during the suspension of sales hereunder, a “Representation Date”), the Company will furnish or cause to be furnished within two (2) Business Days thereafter to the Agents a certificate in a form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Agents are true and correct at the time of such Representation Date, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such certificate. The requirement to provide a certificate under this Section 3(k) shall be waived for any Representation Date occurring at a time at which no instruction by the Company to the Agents to sell Shares under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an instruction to the Agents to sell Shares pursuant to Section 2(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date for which no such waiver is made; provided, however, that the Company may elect, in its sole discretion, to provide a certificate under this Section 3(k) notwithstanding the fact that no instruction by the Company to the Agents to sell Shares under this Agreement is in effect. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 3(k), then before the Company delivers an instruction pursuant to Section 2(a) or the Agents sell any Shares, the Company shall provide the Agents with a certificate of the same tenor as the certificate referred to in Section 6(f) of this Agreement.

(l)             Upon the Commencement Time (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales as contemplated herein) and within two (2) Business Days after each Representation Date, the Company will furnish or cause to be furnished to the Agents the written opinion and letter of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., United States counsel to the Company (“U.S. Company Counsel”), and opinion of Fasken Martineau DuMoulin LLP, Canadian counsel to the Company (the “Canadian Company Counsel”) or other counsel reasonably satisfactory to the Agents, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to the Agents, of the same tenor as the opinions and letters referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing such letter to the Agents shall furnish such Agents with a letter substantially to the effect that the Agents may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). The requirement to provide an opinion and/or letter under this Section 3(l) shall be waived for any Representation Date occurring at a time at which no instruction by the Company to the Agents to sell Shares under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an instruction to the Agents to sell Shares pursuant to Section 2(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date for which no such waiver is made; provided, however, that each of U.S. Company Counsel and Canadian Company Counsel may elect, in its sole discretion, to provide an opinion and/or letter under this Section 3(l) notwithstanding the fact that no instruction by the Company to the Agents to sell Shares under this Agreement is in effect. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and each of U.S. Company Counsel and Canadian Company Counsel did not provide the Agents with an opinion and/or letter under this Section 3(l), then before the Company delivers an instruction pursuant to Section 2(a) or the Agents sell any Shares, each of U.S. Company Counsel and Canadian Company Counsel shall provide the Agents with an opinion and/or letter of the same tenor as the opinion and/or letter referred to in Section 6(c) of this Agreement.

(m)           Upon the Commencement Time (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales as contemplated herein) and within two (2) Business Days after each time after the Commencement Time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Shares are delivered to an Agent as principal pursuant to a Terms Agreement, (iii) the Company files with the Commission a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at the Agents’ request and upon reasonable advance notice to the Company (such recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, an “Auditor Representation Date”), there is filed with the Commission any document which contains financial information incorporated by reference into the Prospectus, the Company will cause Ernst & Young, LLP, or other independent accountants reasonably satisfactory to the Agents (the “Accountants”), to furnish to the Agents a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the letter referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. The requirement to provide a letter or letters under this Section 3(m) shall be waived for any Auditor Representation Date occurring at a time at which no instruction by the Company to the Agents to sell Shares under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an instruction to the Agents to sell Shares pursuant to Section 2(a) hereof (which for such calendar quarter shall be considered an Auditor Representation Date) and the next occurring Auditor Representation Date for which no such waiver is made; provided, however, that the Company may elect, in its sole discretion, to cause the Accountants to provide the Agents a letter or letters under this Section 3(m) notwithstanding the fact that no instruction by the Company to the Agents to sell Shares under this Agreement is in effect. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following an Auditor Representation Date when the Company relied on such waiver and did not cause the Accountants to provide the Agents with a letter or letters under this Section 3(m), then before the Company delivers an instruction pursuant to Section 2(a) or the Agents sell any Shares, the Company shall cause the Accountants to furnish the Agents a letter or letters, dated the date of the Auditor Representation Date, in form reasonably satisfactory to the Agents, of the same tenor as the letter referred to in Section 6(d) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(n)            [Reserved].

(o)            The Company consents to the Agents trading in the Common Shares for Agents’ own accounts and for the accounts of their clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement.

(p)            If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.

(q)            Within two (2) Business Days after each Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Agents, which shall include representatives of the management and the independent accountants of the Company. The Company will cooperate timely with any reasonable due diligence review conducted by or on behalf of the Agents from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(r)             The Company will not, without (i) giving the Agents at least three (3) Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agents suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agents in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for or repayable with Common Shares, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8, or any post-effective amendment to the Registration Statement or any other existing registration statement of the Company) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Shares, or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Company’s issuance or sale of (i) Common Shares, options to purchase Common Shares, restricted share units, other equity awards to acquire Common Shares or Common Shares issuable upon the exercise of options or other equity awards, pursuant to any equity incentive or benefits plan, stock ownership plan or dividend reinvestment plan (but not Common Shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company where now in effect or hereafter implemented, (ii) Common Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on the Electronic Data Gathering, Analysis, and Retrieval system or otherwise in writing to the Agents, (iii) Common Shares or securities convertible into or exchangeable for Common Shares as consideration for mergers, acquisitions, or other business combinations occurring after the date of this Agreement which are not issued primarily for capital raising purposes and (iv) Common Shares or securities convertible into or exchangeable for Common Shares (A) in connection with strategic transactions, including (1) joint ventures, manufacturing, marketing, OEM, sponsored research, collaboration or distribution arrangements or (2) technology transfer or development arrangements and/or (B) to suppliers or third party service providers in connection with the provision of goods or services, in each case of this clause (iv) which are not issued primarily for capital raising purposes and (v) the Shares to be offered and sold through the Agents pursuant to this Agreement or any Terms Agreement.

(s)            If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold and the Company desires to sell any of such unsold Shares under the terms of this Agreement, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agent, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new registration statement.

Section 4. Free Writing Prospectus.

(a)            (i)            The Company represents and agrees that without the prior consent of the Agents, it has not made and will not make any offer relating to the Shares that would constitute a Free Writing Prospectus; and

(ii)            The Agents represent and agree that, without the prior consent of the Company, they have not made and will not make any offer relating to the Shares that would constitute a Free Writing Prospectus required to be filed with the Commission.

(b)            The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.

Section 5. Payment of Expenses. The Company covenants and agrees with the Agents that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agents; (ii) the cost of printing or producing this Agreement or any Terms Agreement, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Agents in connection with, any required review by FINRA of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing or quoting the Shares on the Nasdaq; (vi) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; (vii) the reasonable and documented fees and disbursements of counsel to the Agents in an aggregate amount not to exceed US$75,000; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Such expenses set forth in clauses (iii) and (iv) above shall invoiced in statements from the Agents to the Company, with payment to be made by the Company promptly after its receipt thereof. It is understood, however, that, except as provided in this Section, and Section 7 hereof, the Agents will pay all of their own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

Section 6. Conditions of Agents’ Obligation. The obligations of the Agents hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct as of the Commencement Time, the date of any executed Terms Agreement and as of each Registration Statement Amendment Date, Applicable Time and Settlement Date, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)            The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or prior to the Commencement Time and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agents.

(b)            On every date specified in Section 3(k) hereof and on such other dates as reasonably requested by the Agents, Goodwin Procter LLP, counsel for the Agents, shall have furnished to the Agents such written opinion or opinions, dated as of such date, with respect to such matters as the Agents may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)            On every date specified in Section 3(l) hereof and on such other dates as reasonably requested by the Agents, each of the U.S. Company Counsel and the Canadian Company Counsel, shall have furnished to the Agents a written opinion or opinions, dated as of such date, in form and substance reasonably satisfactory to the Agents.

(d)            At the dates specified in Section 3(m) hereof and on such other dates as reasonably requested by the Agents, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus shall have furnished to the Agents a letter dated as of the date of delivery thereof and addressed to the Agents in form and substance reasonably satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(e)            [Reserved].

(f)             Prior to the Commencement Time, the Agents shall have received a certificate, signed on behalf of the Company by its corporate secretary, in form and substance satisfactory to the Agents.

(g)            (i) Upon Commencement Time and on such other dates as reasonably requested by Agents, the Company will furnish or cause to be furnished promptly to the Agents a certificate of an officer in a form satisfactory to the Agents stating the minimum price for the sale of such Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(k) and on such other dates as reasonably requested by Agents, the Agents shall have received a certificate of executive officers of the Company, one of whom shall be the Chief Financial Officer, Chief Accounting Officer, Treasurer, or Executive Vice President in the area of capital markets and investments, dated as of the date thereof, to the effect that (A) there has been no Material Adverse Effect since the date as of which information is given in the General Disclosure Package and the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date and (C) the Company has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied.

(h)           Since the date of the latest audited financial statements then included or incorporated by reference in the General Disclosure Package and the Prospectus, no Material Adverse Effect shall have occurred.

(i)             The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

(j)             On or around each date specified in Section 3(q) and on such dates as reasonably requested by the Agents, the Company shall have conducted due diligence sessions, in form and substance satisfactory to the Agents.

(k)            All filings with the Commission required by Rule 424 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(l)             The Shares shall be approved for listing or quotation on the Nasdaq prior to any Settlement Date.

(m)           Prior to any Settlement Date, the Company shall have furnished to the Agents such further information, documents or certificates as the Agents may reasonably request.

Section 7. Indemnification.

(a)            The Company will indemnify and hold harmless the Agents against any losses, claims, damages or liabilities, joint or several, to which the Agents may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agents for any legal or other expenses reasonably incurred by the Agents in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in strict conformity with written information furnished to the Company by the Agents expressly for use therein.

(b)            Each Agent, severally but not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in strict conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)            Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d)            If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party (with respect to subsection (b), severally but not jointly) shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and an Agent on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and such Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by such Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Agent shall not be required to contribute any amount in excess of the amount by which the total compensation received by such Agent with respect to sales of the Shares sold by it to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)            The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to the directors, officers, employees, attorneys and agents of each Agent and to each person, if any, who controls each Agent within the meaning of the 1933 Act and each broker dealer affiliate of each Agent; and the obligations of the Agents under this Section 7 shall be in addition to any liability which the Agents may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee, attorney and agent of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

Section 8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agents or any controlling person of the Agents, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

Section 9. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) each Agent is acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering), (ii) the Agents have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agents have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that either Agent has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 10. Termination.

(a)            The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through an Agent for the Company, the obligations of the Company, including in respect of compensation of such Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 5, Section 7, Section 8, Section 14 and Section 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)            Each Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time with respect to itself. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 5, Section 7, Section 8, Section 14 and Section 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)            Unless earlier terminated pursuant to this Section 10, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares by the Agents on the terms and subject to the conditions set forth herein except any termination pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 5, Section 7, Section 8, Section 14 and Section 15 of this Agreement shall remain in full force and effect.

(d)            This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (d) shall in all cases be deemed to provide that Section 1, Section 5, Section 7, Section 8, Section 14 and Section 15 of this Agreement shall remain in full force and effect.

(e)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

(f)             In the case of any purchase by an Agent pursuant to a Terms Agreement, such Agent may terminate this Agreement, at any time at or prior to the Settlement Date (i) if there has been, since the Commencement Time or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq, or if trading generally on the Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal, Canadian or New York authorities.

Section 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agents shall be delivered or sent by mail, email or facsimile transmission to:

Stifel, Nicolaus & Company, Incorporated
One South Street, 15th Floor
Baltimore, Maryland 21202
Attention: Syndicate Department

Wedbush Securities Inc.
600 Montgomery Street
29th Floor
San Francisco, California 94111
Attention: Equity Capital Markets

with copies (which shall not constitute notice) to:

Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Attention: Thomas S. Levato

and if to the Company to:

TMC the metals company Inc.
595 Howe Street, 10 Floor
Vancouver, British Columbia
V6C 2T5
Attention: Chief Financial Officer

with copies (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attention: Daniel T. Kajunski

Any such statements, requests, notices or agreements shall take effect upon receipt thereof. Notwithstanding anything to the contrary herein, any instruction to sell Shares pursuant to this Agreement shall be made by an Authorized Representative to the authorized individuals with respect to a particular Agent set forth on Schedule 1, as such Schedule 1 may be amended from time to time, in the manner described in Section 2(a)(i) hereof.

Section 12. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Agents and the Company and, to the extent provided in Sections 7 and 8 hereof, the officers, directors, employees, attorneys and agents of the Company and the Agents and each person who controls the Company or the Agents, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through the Agents shall be deemed a successor or assign by reason merely of such purchase.

Section 13. Time of the Essence. Time shall be of the essence of this Agreement.

Section 14. Waiver of Jury Trial. The Company and the Agents hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to jury trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15. Governing Law; Jurisdiction.

(a)            THIS AGREEMENT AND EACH TERMS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH TERMS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement or any Terms Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

(b)           By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed Cogency Global Inc., with an address of 122 East 42nd Street, 18th Floor, New York, NY 10168, (or any successor) (together with any successor, the “Agent for Service”), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Shares, that may be instituted in any federal or state court in the State of New York, or brought under U.S. securities laws, and acknowledges that the Agent for Service has accepted such designation, and (ii) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to the Company shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Shares shall be outstanding.

(c)            The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by the Agents or by any person who controls an Agent arising out of or based upon this Agreement or the transactions contemplated thereby may be instituted in the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law. The provisions of this Section 15(c) shall survive any termination of this Agreement, in whole or in part.

Section 16. Counterparts. This Agreement and any Terms Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile copies or “pdf” or similar electronic data format copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any Terms Agreement and any certificate, agreement or other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the purpose of this Section 16, “Electronic Signature” means any electronic symbol or process (including, without limitation, DocuSign and AdobeSign) attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

Section 17. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“1933 Act” shall mean the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

“1934 Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any offered Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the date of this Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commencement Time” shall mean the date that the Company elects by notice to the Agents to have the Agents first commence offerings of the Shares pursuant to this Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“General Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the public offering price of Shares sold at the relevant Applicable Time and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Commencement Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Technical Reports” shall mean the following technical reports: (i) “Technical Report Summary--Initial Assessment of the NORI Property, Clarion-Clipperton Zone, for Deep Green Metals Inc.” of AMC Consultants Pty Ltd, Canadian Engineering Associates Ltd., Deep Reach Technology Inc., Margin — Marine Geoscience Innovation and John Michael Parianos with an effective date of March 17, 2021 filed as Exhibit 96.1 to the Registration Statement; and (ii) “Technical Report Summary--Initial Assessment of the TOML Mineral Resource, Clarion-Clipperton Zone, Pacific Ocean, for Deep Green Metals Inc.” of AMC Consultants Pty Ltd, Canadian Engineering Associates Ltd and Deep Reach Technology Inc. with an effective date of March 26, 2021 filed as Exhibit 96.2 to the Registration Statement.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

TMC the metals company Inc.

By:	/s/ Craig Shesky
Name: Craig Shesky
Title: Chief Financial Officer

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Justin P. Bowman
Name: Justin P. Bowman
Title: Managing Director

Wedbush Securities Inc.

By:	/s/ Burke Dempsey
Name: Burke Dempsey
Title: EVP Head of Investment Banking

Schedule 1

Notice Parties

Stifel Nicolaus:

Dan Covatta	dcovatta@stifel.com

John Shaduk	jashaduk@stifel.com

Suzanne Hill	sahill@stifel.com

Wedbush:

Equity Capital Markets	ECM@wedbush.com

Annex 1

TMC the metals company Inc.

Common Shares
(without par value)

TERMS AGREEMENT

STIFEL, NICOLAUS & COMPANY, INCORPORATED
One South Street, 15th Floor
Baltimore, Maryland 21202

Wedbush Securities Inc.
600 Montgomery Street
29th Floor
San Francisco, California 94111

Ladies and Gentlemen:

TMC the metals company Inc., a company organized under the laws of the Province of British Columbia (the “Company”), proposes, subject to the terms and conditions stated herein and in the At-The-Market Equity Distribution Agreement, dated December 22, 2022 (the “Distribution Agreement”), among the Company, Stifel, Nicolaus & Company, Incorporated and Wedbush Securities Inc., to issue and sell to [Stifel, Nicolaus & Company, Incorporated] [Wedbush Securities Inc.] (the “Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”).

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Applicable Time, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Settlement Date in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours,

TMC the metals company Inc.

By:
Name:
Title:

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED Wedbush Securities Inc.

By:
Name:
Title: